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                                      DATA STATED IN MILLIONS

                          VOLUNTARY SCHEDULE - CERTAIN FINANCIAL INFORMATION


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- ---------Column A--------  ----------------Column B----------------  ---Column C--  --Column D---  --Column E---
      Regulation
        Number                      Statement Caption                     1993           1992           1991
- -------------------------  ----------------------------------------  -------------  -------------  -------------
  5-02(1)                  Cash and cash equivalents                   $    57         $    57        $    45
  5-02(3)(a)(1)            Accounts receivable - trade                   1,654           1,574          1,607
  5-02(4)                  Allowance for doubtful accounts                 136             127             95
  5-02(9)                  Total current assets                          2,437           2,340          2,207
  5-02(18)                 Total assets                                 19,378          19,182         19,036
  5-02(21)                 Total current liabilities                     2,933           2,525          2,375
  5-02(22)                 Long-term obligations                         4,753           4,805          4,918
  5-02(24)                 Total deferred credits                        5,538           4,561          4,526
  5-02(30)                 Common stock                                    225             225            225
  5-02(31)(a)(1)           Additional paid-in capital                    5,168           5,168          5,168
  5-02(31)(a)(3)(ii)       Reinvested earnings - unappropriated            761           1,898          1,824
  5-03(b)(1)(b)            Operating revenues                            8,894           8,749          8,854
  5-03(b)(2)(b)            Operating expenses                            8,309           6,447          6,684
  5-03(b)(8)               Interest expense                                429             460            485
  5-03(b)(19)              Net income                                     (130)          1,131            942

























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